UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

XO Group Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Email to All-Company from CEO Mike Steib

Subject: Important: Please read & attend a Company All-Hands meeting at 9.30AM EST/8.30AM CST

Team -

In our time together at XO, you and I have repeatedly embraced the changes necessary to make our company stronger and to move faster to achieve our mission. You have handled the challenge better than any organization I have ever seen and you have never let our team down. Today we are announcing another big change and our next important step forward.

I’m excited to announce that we have entered into an agreement for XO Group to become a private company under the Permira funds, one of the world's leading global private equity firms with over 30 years of experience backing ambitious growth companies like ours. Because we are a public company, I unfortunately couldn’t tell you about it before the news hit the wires. If you haven’t read the announcement yet please take a moment to read the press release.

I will try to answer many of your questions in this email, but I'm sure you'll have more. We have scheduled a company all-hands meeting at 9.30AM EST/8.30 AM CST this morning to follow-up.

I want to start by saying that I’m excited about the potential this unlocks for us and our company in the years to come. Permira first entered our space in May when they became the majority owner of WeddingWire. I have gotten to know them recently and have been impressed with their consumer internet expertise, excitement for the wedding industry, focus on growth, and desire to move faster to transform our industry for the better.

Every interaction I have had with Permira has reinforced that we share a common vision and worldview. Permira has great respect for our brand, content, technology, product-driven focus, and our great team. It became clear that they were the right partner and that now is the right time. As employees, you should know that in addition to providing compelling value for our stockholders, Permira made a compelling case that our businesses would be stronger together and we agree.

Uniting The Knot and WeddingWire, while maintaining both as separate consumer brands, will allow us to bring the best of our content, products and knowhow to a larger US and international audience and offer our couples and pros a better experience. The combined company will maintain both brands as separate consumer offerings so that couples can continue to enjoy each of The Knot and WeddingWire.

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So what happens next? Initially: nothing. First we need to go through the regulatory approval process and satisfy other closing conditions before we finalize the transaction. That could take months into 2019, so going forward our mission remains unchanged and it is business as usual. We should continue living our values and providing our users and clients with the absolute best-in-class content, products, and services that they have come to expect from us.

We have delighted millions of couples and pros and built a great company with tremendous opportunity ahead. All of this is an amazing accomplishment -- your accomplishment. The kind of success we have achieved doesn’t just happen. It takes hard work and is something special. I am deeply grateful to be a part of this with you.

In case you are wondering, I’m not going anywhere. I love what I do, working with all of you, and I’m excited to continue on our journey together for years to come.

For some logistics… you’ll get more details later today when we all gather at 9:30AM EST/8.30AM CST for a company all-hands meeting and your department executives will also be meeting with their respective teams right after this all-hands (you will see these meetings on your calendar shortly). In order to accommodate team meetings and calls with our clients it’s likely you may have lost your conference room space today. I’m really sorry for the disruption but everything should be back to normal on the conference room front tomorrow.

Our mission is as important as ever. Our good work continues…

Mike

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving the Company. In connection with the proposed merger, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A and accompanying definitive proxy card (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.xogroupinc.com.

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Participants in the Solicitation

The Company and its directors and executive officers are deemed to be participants in the solicitation of proxies from the holders of XO Group common stock in respect of the proposed merger. Information about the directors and executive officers of XO Group is set forth in the proxy statement for the Company’s 2018 annual meeting of stockholders, which was filed with the SEC on April 9, 2018, and in other documents filed by XO Group with the SEC, including the Current Report on Form 8-K filed with the SEC on June 1, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed merger when they become available.

Forward Looking Statements

This communication may contain projections or other forward-looking statements regarding future events or our future financial performance or estimates regarding third parties. These statements are only estimates or predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the estimates, projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we will not necessarily inform you if they do. Our policy is to provide expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) our operating results may fluctuate, are difficult to predict and could fall below expectations, (ii) our ability to accurately measure and monetize the level of offline store level traffic attributable to an online digital campaign conducted on our sites, (iii) our business depends on strong brands, and failing to maintain and enhance our brands would hurt our business, (iv) our ongoing investment in new businesses and new products, services, and technologies is inherently risky, and could disrupt our ongoing business and/or fail to generate the results we are expecting, (v) if we are unable to continue to develop solutions that generate revenue from advertising and other services delivered to mobile devices, our business could be harmed, (vi) our businesses could be negatively affected by changes in Internet search engine and app store search algorithms and email marketing policies, (vii) we face intense competition in our markets; if we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenue and results of operations could be adversely affected, (viii) our transactions business is dependent on third-party participants, whose lack of performance could adversely affect our results of operations, (ix) fraudulent or unlawful activities on our marketplace could harm our business and consumer confidence in our marketplace, (x) we may be subject to legal liability associated with providing online services or content, (xi) we may be unable to continue to use the domain names that we use in our business, or prevent third parties from acquiring and using domain names that infringe on, are similar to, or otherwise decrease the value of our brand or our trademarks or service marks, (xii) risks related to the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement, (xiii) the failure to obtain Company stockholder approval of the proposed transaction or required regulatory approvals or the failure to satisfy any of the other conditions to the completion of the proposed transaction, (xiv) the effect of the announcement of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, vendors, advertisers, distributors, partners and others with whom it does business, or on its operating results and businesses generally, (xv) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction, (xvi) the ability to meet expectations regarding the timing and completion of the proposed transaction, (xvii) the potential impact of the consummation of the proposed transaction on the Company’s relationships, including with employees, customers, suppliers, vendors, advertisers, distributors, partners and competitors, and (xvii) other factors detailed in documents we file from time to time with the Securities and Exchange Commission. Forward-looking statements in this communication are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

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